UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 14, 2023

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40715	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 Edina Industrial Blvd. Edina, Minnesota	55439
(Address of principal executive offices)	(Zip Code)

(952) 405-6216

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	PETV	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	PETVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

PetVivo Holdings, Inc., a Nevada corporation (the “Company” or “PetVivo”) is filing this Form 8-K/A (“Amendment”) to amend the Company’s Current Report on Form 8-K filed on April 17, 2023 (the “Original Form 8-K”) to update certain disclosures therein under Item 5.02 that were not determined at the time of the filing of the Original Form 8-K. The disclosures contained in Item 5.02 of the Original Form 8-K are hereby supplemented and amended by the disclosures contained in Item 5.02 of this Amendment.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Original Form 8-K, on April 14, 2023, the Company increased the size of the Board from seven directors to eight directors and appointed Spencer Breithaupt as a member of the Board to fill the vacancy created by the increase in size of the Board.

Effective June 20, 2023, the Board appointed Mr. Breithaupt to serve as member of Compensation Committee and the Nominating and Corporate Governance Committee. The Board affirmatively determined that Mr. Breithaupt meets all applicable requirements to serve on these committees, including without limitation the Nasdaq Listing Standards and the rules and regulations under the Securities Exchange Act of 1934, as amended.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: June 22, 2023	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer

3